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                                                                   EXHIBIT 23.3

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

  As independent public accountants, we hereby consent to the use of our reports (and to all references to our Firm) included or made a part of this registration statement.

                                     /s/ Hege Kramer Connell Murphy &
                                     Goldkamp, P.C.
                                     Hege Kramer Connell Murphy & Goldkamp,
                                     P.C.

Philadelphia, Pennsylvania

December 9, 1998